Exhibit 99.1

B. Riley Financial Announces Pricing of $100 Million Common Stock Offering

LOS ANGELES, July 26, 2023 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”), a diversified financial services platform, today announced it has priced an underwritten public offering of 1,818,182 shares of its common stock (the “Offering”) at a price of $55.00 per share. Certain of the Company’s officers, directors, and employees have agreed to purchase, in the aggregate, approximately $7 million of shares of common stock in this Offering at the public offering price.

B. Riley Securities is acting as sole book-running manager for the offering. The Company has granted the underwriter a 30-day option to purchase up to an additional 272,727 shares of its common stock in connection with the Offering.

Gross proceeds from this Offering, before deducting underwriting discounts and commissions and offering expenses, but excluding any exercise of the underwriter’s option to purchase additional shares, are expected to be approximately $100 million. The Offering is expected to close on July 28, 2023, subject to the satisfaction of customary closing conditions.

The Offering is being made by means of a prospectus. A registration statement was previously filed by the Company with the SEC and became effective upon filing on January 28, 2021, and a preliminary prospectus supplement was filed on July 25, 2023. Copies of the preliminary prospectus supplement and the accompanying base prospectus may be obtained on the SEC’s website at www.sec.gov, or by contacting B. Riley Securities by telephone at (703) 312-9580, or by emailing prospectuses@brileyfin.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About B. Riley Financial

B. Riley Financial is a diversified financial services platform that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates.

www.brileyfin.com | NASDAQ: RILY	1

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding timing and size of the proposed public offering and the intended use of net proceeds. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s 2022 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable)and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

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Contacts

Investors	Media
Mike Frank	Jo Anne McCusker
ir@brileyfin.com	jmccusker@brileyfin.com
(212) 409-2424	(646) 885-5425

Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	2